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                                                                    Exhibit 4.4

                               WARRANT AGREEMENT

         AGREEMENT, dated as of this 14th day of May, 1997, by and between PC411, INC., a Delaware corporation ("Company"), and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

                                  WITNESSETH:

         WHEREAS, in connection with a public offering of 1,150,000 Units ("Units") each Unit consisting of (i) one (1) share (collectively, the "Shares") of the Company's Common Stock, $.01 par value per share ("Common Stock") and (ii) one (1) Redeemable Class A Common Stock Purchase Warrant (collectively, the "Warrants") pursuant to an underwriting agreement (the "Underwriting Agreement") dated May 14, 1997 between the Company and Biltmore Securities, Inc. ("Biltmore"), the issuance to New Valley Corporation ("NVC") or its designees of 1,000,000 Warrants (the "NVC Warrants") and the issuance to Biltmore or its designees of an Underwriter's Option to purchase an aggregate number of Units as shall equal 6.4% of the number of Units (excluding the over allotment option and the NVC Warrants) being underwritten for the account of the Company at a price per option, equal to 165% of the initial public offering price of the Warrants,(the "Underwriter's Option"), the Company will issue up to 2,396,100 Warrants, consisting of 1,150,000 Warrants in the initial offering, 1,000,000 NVC Warrants, 172,500 Warrants as part of an over-allotment option (the "Over-Allotment Option") granted to Biltmore and 73,600 Warrants contained in the Underwriter's Option;

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of



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defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Common Stock" shall mean the common stock of the Company of which at the date hereof consists of 25,000,000 authorized shares, $.01 par value, and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution, or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include (1) only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants or (ii), in the case of any reclassification, change, consolidation, merger, sale, or conveyance of the character referred to in Section 9(c) hereof, the stock, securities, or property provided for in such section or (iii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

                  (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, New York 10005.

                  (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder (as defined below) thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made





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payable to the Company, of an amount in lawful money of the United States of
America equal to the applicable Purchase Price (as defined below).

                  (d) "Initial Warrant Exercise Date" shall mean May 14, 1998.

                  (e) "Purchase Price" shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be not less than $6.10 per share with respect to the Warrants, subject to adjustment from time to time pursuant to the provisions of
Section 9 hereof, and subject to agreement by the Company and Biltmore.

                  (f) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms hereof, which price shall be $0.01 per Warrant.

                  (g) "Registered Holder" or "Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

                  (h) "Transfer Agent" shall mean American Stock Transfer and Trust Company as the Company's transfer agent, or its authorized successor, as such.

                  (i) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on May 13, 2002 or the Redemption Date as defined in Section 8, whichever is earlier at which time, all outstanding Warrants shall be and become void and all rights of all holders thereof and under this Agreement shall cease; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon thirty (30) days written notice to all warrantholders, the Company shall have the right to extend the warrant expiration date.

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         2.  APPOINTMENT OF WARRANT AGENT; WARRANTS AND ISSUANCE OF WARRANT
             CERTIFICATES.

                  (a) The Company hereby appoints the Warrant Agent to act as Agent for the Company in accordance with the provisions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  (b) A Warrant initially shall entitle the Registered Holder of the Warrant representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

                  (c) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants sold pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued, and delivered by the Warrant Agent.

                  (d) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 2,396,100 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                  (e) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued, including the NVC Warrants and those issued as part of the Over-Allotment Option, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised warrants held by the exercising Registered Holder,
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen,

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destroyed, or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Underwriter's Option; and (vi) those issued at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9 hereof.

                  (f) Pursuant to the terms of the Underwriter's Option, Biltmore may purchase up to 73,600 additional Warrants.

         3.   FORM AND EXECUTION OF WARRANT CERTIFICATES.

                  (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of
Section 2(c). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange, or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letter W.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its President, or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and



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delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof.

         4. EXERCISE. Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. Warrants may only be exercised for purchase of whole shares of Common Stock. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Registered Holders thereof, either in full or from time to time in part. Warrants may be exercised upon surrender to the Company at the principal office of the Warrant Agent, of the certificate or certificates evidencing the Warrants to be exercised (except as otherwise provided herein), together with the form of election to purchase on the reverse thereof duly filled in and signed and upon payment to the Warrant Agent for the account of the Company of the purchase price for the number of shares of Common Stock issuable on exercise of the Warrants then being exercised. Payment of the aggregate purchase price shall be made in cash or by certified or official bank check. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five (5) business days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending





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clearance of checks received in payment of the Purchase Price pursuant to such
Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

         5.       RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES, ETC.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, upon payment of the Purchase Price and at the time of delivery, be duly and validly issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof, (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

                  (b) The Company is not obligated to deliver any shares of Common Stock pursuant to the exercise of any Warrant unless the appropriate required registration with, or approval of, any governmental authority has been obtained; provided, however, that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will, to the extent the Purchase Price is less than the Market Price (as hereinafter defined), in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval and will use its reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful. The Company is not obligated to qualify the shares of Common Stock issuable upon exercise of the Warrants for sale in any jurisdiction where any Registered Holder thereof may reside, however, the Company is




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obligated to endeavor to seek registration or approval for the sale of the shares of Common Stock issuable upon exercise of the Warrants in those states in which Warrants were sold pursuant to the Company's initial registration statement pursuant to the Underwriting Agreement and in such other states in which an exemption from registration is available.

                  (c) The Company shall pay all documentary, stamp, or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  (d) The Warrant Agent is hereby irrevocably authorized for such time as it is acting as such to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

         6.       EXCHANGE AND REGISTRATION OF TRANSFER.

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue, and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Warrant Agent shall keep at its Corporate Office books in which, subject to such reasonable regulations as




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it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or the Registered Holder's attorney-in-fact duly authorized in writing.

                  (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Company.

                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction, or mutilation of any Warrant Certificate and (in case of loss, theft, or destruction) of indemnity satisfactory to them, and (in the case of




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mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

         8.       REDEMPTION.

                  (a) On not less than thirty (30) days notice given at any time after the Initial Warrant Exercise Date, the Warrants may be redeemed, at the option of the Company, at a redemption price of $.01 per Warrant, provided that the Market Price of the Company's Common Stock equals or exceeds $9.625 (the "Target Price"). "Market Price" for the purpose of this Section 8 shall mean (i) the average closing bid price for any twenty (20) consecutive trading days ending within five (5) days prior to the date of the notice of redemption, of the Common Stock as reported by Nasdaq, the National Association of Securities Dealers Over-the-Counter Electronic Bulletin Board or the National Quotation Bureau or (ii) the last reported sale price, for twenty (20) consecutive trading days ending within five (5) days of the date of the notice of redemption, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange; provided, however, that the Company may not under any circumstances call for the redemption of the Underwriter's Option.

                  (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.



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                  (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrant shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (1) to whom notice was not mailed or (2) whose notice was defective and then only to the extent that the Registered Holder is prejudiced thereby. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                  (e) From and after the Redemption Date specified for, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

                  (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.


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         9.   ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK
              OR WARRANTS.

                  (a) Subject to the exceptions referred to in Section 9(g) below, in the event the Company shall, at any time or from time to time after the date hereof combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision, or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 9(f) below) for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                  Upon each adjustment of the Purchase Price pursuant to this
Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 9(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

                  (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such



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adjustment of the number of Warrants shall become that number of Warrants
(calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

                  (c) In case of any reclassification, capital reorganization, or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage, or other financing transaction), the Company shall cause effective provisions to be made so that each Holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, or other change, consolidation, merger, sale, or conveyance by a Holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization, or other change, consolidation, merger, sale, or conveyance. Any such provision shall include a provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The Company shall not effect any such




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consolidation, merger, or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the Holder of each Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassification, capital reorganizations, and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

                  (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(e) hereof, continue to express the Purchase Price per share, the number of shares purchasable thereunder, and the Redemption Price therefor as were expressed in the Warrant Certificates when the same were originally issued.

                  (e) After each adjustment of the Purchase Price pursuant to this Section 9, the Company will promptly prepare a certificate signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to Biltmore and to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice, or except as to the Holder whose




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notice was defective. The affidavit of an officer of the Warrant Agent or the
Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (f) For purposes of Section 9(a) and 9(b) hereof, the following provisions (i) to (vii) shall also be applicable:

                           (i) The number of shares of Common Stock outstanding
at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                           (ii) No adjustment of the Purchase Price shall be
made unless such adjustment would require an increase or decrease of at least $.15 in such price; provided that any adjustments which by reason of this subsection (ii) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.15 in the Purchase Price then in effect hereunder.

                           (iii) In case of (1) the sale by the Company for
cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants, or options shall consist of cash, whether or not such rights, warrants, or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants, or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants, or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants, or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants, or options or upon the conversion or exchange of such Convertible Securities) is less than the fair market value of the Common Stock (determined in accordance with the provisions of Section 10 hereof) on the date of the issuance or sale of such rights, warrants, or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants, or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants, or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                           (iv) In case of the sale by the Company for cash of
any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the fair market value of the Common Stock (determined in accordance with the provisions of Section 10 hereof) on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                           (v) In case the Company shall modify the rights of
conversion, exchange, or exercise of any of the securities referred to in subsection (iii) above or any other securities of the Company convertible, exchangeable, or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Market Price on the date prior to such modification, the Purchase Price to be in effect after such modification shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding multiplied by the Market Price on the date prior to the modification plus the number of shares of Common Stock which the aggregate consideration receivable by the Company for the securities affected by the modification would purchase at the Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock to be issued upon conversion, exchange, or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which such modification shall take effect.

                           (vi) On the expiration of any such right, warrant,
or option or the termination of any such right to convert or exchange any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options, or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants, or options or upon the conversion or exchange of such Convertible Securities and (2) had adjustments been made on the basis of the Purchase Price as adjusted under clause (1) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options, or Convertible Securities.

                           (vii) In case of the sale for cash of any shares of
Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                  (g) No adjustment to the Purchase Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,

                           (i) upon the sale or exercise of the Warrants,
including without limitation the sale or exercise of any of the Units the Warrants or Common Stock comprising the Underwriter's Option, including the NVC Warrants; or

                           (ii) upon the sale of any shares of Common Stock in
the Company's initial public offering, including, without limitation, shares sold upon the exercise of any over-allotment option granted to the Underwriters in connection with such offering; or

                           (iii) upon the issuance or sale of Common Stock or
Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants, or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                           (iv) upon the issuance or sale of Common Stock upon
conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                           (v) upon the issuance or sale of Common Stock or
Convertible Securities in an exempt transaction under securities laws unless the issuance or sale price is less than 85% of the fair market value of the Common Stock on the date of issuance, in which case the adjustment shall only be for the difference between 85% of the fair market value and the issue or sale price;

                           (vi) upon the issuance or sale of Common Stock or
Convertible Securities to stockholders of any corporation which merges and/or consolidates into or is acquired by the Company or from which the Company acquires assets and some or all of the consideration consists of equity securities of the Company, in proportion to their stock holdings of such corporation immediately prior to the acquisition but only if no adjustment is required pursuant to any other provision of this Section 9;

                           (vii) upon the issuance or exercise of options or
upon the issuance or grant of stock awards granted to the Company's directors, employees or consultants under a plan or plans adopted by the Company's Board of Directors and approved by its stockholders (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed ten percent (10%) of the Company's authorized Common Stock at the time of issuance);

                           (viii) upon the issuance of Common Stock to the
Company's directors, employees or consultants under a plan or plans which are qualified under the Internal Revenue Code; or

                           (ix) upon the issuance of Common Stock in a bona
fide public offering pursuant to a firm commitment underwriting.

                  (h) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

                  (i) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant, or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants, or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants, or options being granted by the Company, the Registered Holder was the holder of record of the number of whole shares of

Common Stock then issuable upon exercise (assuming, for purposes of this section 9(i), that exercise of Warrants is permissible during periods prior to the Initial Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 9.

         10.      FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

                  If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. In such event, the Company may at its option elect to round up the number of shares to which the Holder is entitled to the nearest whole share or to pay cash in respect of fractional shares in accordance with the following: With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                           (a) If the Common Stock is listed on a National
Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ Quotation System or the NASD Over-the-Counter Electronic Bulletin Board, the current market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                           (b) If the Common Stock is not listed or admitted to
unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

                           (c) If the Common Stock is not so listed or admitted
to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         11. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No Holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         12. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the Holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

         13. AGREEMENT OF WARRANT HOLDERS. Every Holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other Holder of a Warrant that:

                  (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their mutual discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true, and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

         14. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split up, combination, or exchange.

         15. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value, or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

                  The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered, or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

                  The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  Any notice, statement, instruction, request, direction, order, or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order, or demand reasonably believed by it to be genuine.

                  The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses, and liabilities, including judgments, costs, and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses, and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

                  The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving thirty (30) days prior written notice to the Company. The Warrant Agent may be removed by like notice from the Company to the Warrant Agent. At least fifteen (15) days prior to the date such resignation or removal is to become effective, the Warrant Agent or the Company shall cause a copy of such notice of resignation or removal to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation or removal, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of fifteen (15) days after such removal or after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction in the State of New

York for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $50,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act, or deed and the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                  Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. If at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant so countersigned; and if at the time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and, in all such cases, the Warrants shall have the full force provided in the Warrants and in this Agreement.

                  In any case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned; and, in case at the time any of the Warrants shall have not been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and, in all such cases, such Warrants shall have the full force provided in the Warrants and in this Agreement.

                  The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company if so authorized by the Company or for any other legal entity.

         16. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the Holders of Warrant Certificates; PROVIDED, HOWEVER, that this Agreement shall not otherwise be modified, supplemented, or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than fifty percent (50%) of the Warrants then outstanding; and PROVIDED, FURTHER, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

         17. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such Holder as shown on the registry books maintained by the Warrant Agent; if to the Company, 9800 S. La Cienega Boulevard, Inglewood, California 90301-4440, Attention: President, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its corporate office.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

         19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy, or claim, in equity or at law, or to impose upon any other person any duty, liability, or obligation.

         20. TERMINATION. This Agreement shall terminate on the Warrant Expiration Date or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

         21. COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         22. CAPTIONS. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         23. CERTAIN TERMINOLOGY. As used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. Except where the context otherwise requires, references to "this section" or words of similar import shall be deemed to refer to the entire section and not a particular subsection and references to "hereunder", "herein", "hereof" or words of similar import shall be deemed to refer to the entire Agreement and not the particular section or subsection.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  PC411, INC.



                                  By:  /s/ Robert M. Lundgren
                                       -----------------------------------
                                  Name:  Robert M. Lundgren
                                  Title: Vice President



                                  AMERICAN STOCK TRANSFER & TRUST
                                  COMPANY



                                  By: /s/ Susan Silber
                                      ------------------------------------
                                  Name: Susan Silber
                                  Title: Assistant Secretary

                                   EXHIBIT A

                     [Form of Face of Warrant Certificate]


No. W                               Warrants



        VOID AFTER 5:00 P.M. NEW YORK CITY TIME                 CUSIP: 70453T119
        ON MAY 13, 2002

          REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANT CERTIFICATE
                          FOR PURCHASE OF COMMON STOCK

                                  PC411, INC.

                     THIS CERTIFIES THAT FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Class A Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value ("Common Stock"), of PC411, INC., a Delaware corporation (the "Company"), at any time between the Effective Date (as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER & TRUST COMPANY as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.10 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to PC411, INC.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated May 14, 1997, by and between the Company and the Warrant Agent. Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Upon thirty days prior written notice to the holder thereof, the Company has the right to reduce the Purchase Price and/or extend the term of the Warrants.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Effective Date" shall mean May 14, 1998.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time on May 13, 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         This Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant at any time after one (1) year from May 14, 1997 if, and only if, (i) the average closing bid price for any twenty consecutive trading days ending within five (5) days prior to the date of the notice of redemption of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, the NASD Over-the-Counter Electronic Bulletin Board or the National Quotation Bureau or
(ii) the last reported sale price, for twenty (20) consecutive trading days ending within five (5) days of the date of the notice of redemption, on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, equals or exceeds $9.625. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles or rules of conflicts of law.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                  PC411, INC.


                                  By:  ______________________________
                                       Name:
                                       Title:



Date:  ______________________________



                                     [Seal]





COUNTERSIGNED:


AMERICAN STOCK TRANSFER & TRUST COMPANY
as Warrant Agent


By:  ______________________________
     Name:
     Title:

                     [Form of Reverse of Warrant Certificate]

                               SUBSCRIPTION FORM

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

UNIF GIFT MIN ACT - .....Custodian......
                    (Cust)        (Minor)
                    under Uniform Gifts to Minors
                    Act.................
                              (State)

         Additional abbreviations may also be used though not in the above list.


To Be Executed by the Registered Holder in Order to Exercise Warrants


         THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise _____ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                  --------------------------------------------

      (please insert taxpayer identification or other identifying number)

and be delivered to

                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------
                                   (Address)


                       ---------------------------------
                                     (Date)


                       ---------------------------------
                        (Taxpayer Identification Number)


Signature Guaranteed:          ______________________________________

The undersigned represents that the exercise of the within Warrant was solicted by Biltmore Securities, Inc. If not solicited by Biltmore Securities, Inc., please write "unsolicited" in the space below. Unless otherwise indicated, it will be assumed that the exercise was solicited by Biltmore Securities, Inc.


_____________________________________________________________________
(Write "Unsolicited" on above line if not solicted by Biltmore
Securities, Inc.)



Dated:______________             ____________________________________
                                         Signature

                              SIGNATURE GUARANTEED



                                   ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants
         FOR VALUE RECEIVED, ________________ hereby sells, assigns, and transfers unto


                  --------------------------------------------

      (please insert taxpayer identification or other identifying number)


                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------

                    (please print or type name and address)


of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



                       ---------------------------------
                                     (Date)



                              SIGNATURE GUARANTEED



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GRANTOR INSTITUTION WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER ASSOCIATION PROGRAM.


                                       3